SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 18, 2018

IONIS PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-19125	33-0336973
(Commission File No.)	(IRS Employer Identification No.)

2855 Gazelle Court
Carlsbad, CA 92010
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (760) 931-9200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02	Compensatory Arrangements of Certain Officers.

(e)

On October 18, 2018, Ionis Pharmaceuticals, Inc. (the “Company”) implemented a Change of Control and Severance Benefit Plan (the “Plan”) that provides for change of control and severance benefits to the Company’s executive officers, including the Company’s Chief Executive Officer and Chief Financial Officer. The Plan is designed to provide certain economic benefits to the executive officers if their employment is terminated in the circumstances described below.

A copy of the Plan is attached hereto and incorporated herein as Exhibit 10.1.  The below description is qualified in its entirety by reference to the Plan.  Capitalized terms not otherwise defined herein have the meaning given to them in the Plan.

The Plan provides that if a Participant is terminated without Cause or resigns for Good Reason, except in connection with a Change in Control of the Company, the Participant will generally be entitled to receive the following severance benefits upon termination:

(1)	A lump sum payment of the Participant’s then-current annual base salary.

(2)
Accelerated vesting of stock options and restricted stock units previously granted by the Company and outstanding as of the termination date that otherwise would have vested over the applicable Severance Period.

(3)	Continued medical group health and dental plan coverage.

The benefits above will be calculated using an 18-month period for the Chief Executive Officer, and a 12-month period for the other executive officers.

If the Participant’s termination or resignation occurs during the period that begins three months before and ends twelve months following a Change in Control of the Company, the Participant will generally be entitled to receive the following severance benefits upon termination:

(1)	A lump sum payment of the Participant’s then-current annual base salary.

(2)	Payment of the Participant’s then-current target bonus (multiplied by 1.5 for the Chief Executive Officer).

(3)	Accelerated vesting of all stock options and restricted stock units previously granted by the Company and outstanding as of the termination date.

(4)	Continued medical group health and dental plan coverage.

Payments of salary and continued medical and dental group coverage will be calculated using an 18-month period for the Chief Executive Officer and a 12-month period for the other executive officers.

Payments under the Plan will be subject to all required taxes.  The Plan includes provisions for adjustment to the timing of payments to minimize accelerated or additional tax pursuant to Section 409A of the Internal Revenue Code.  The Plan does not include any tax gross-up or other tax indemnity related to payments made to Participants under the Plan; however, payments, benefits or distributions to or for the benefit of the Participant under the Plan may be reduced if doing so would result in a more favorable after-tax position for the Participant.

Payment of the foregoing benefits under the Plan is conditioned upon the Participant executing (and not revoking) a release in favor of the Company, which release will contain standard release from liability, non-solicitation and non-disparagement provisions, and a reaffirmation of the Participant’s confidentiality obligations to the Company.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Ionis Severance Benefit Plan and Summary Plan Description dated October 18, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Ionis Pharmaceuticals, Inc.

Dated: October 19, 2018	By:	/s/ Patrick R. O’Neil
Patrick R. O’Neil
Senior Vice President, Legal, General Counsel and Chief Compliance Officer